UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 10, 2003

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

            The following exhibit is filed as a part of this report:

Exhibit No.

99	News Release.

Item 9. Information being provided under Item 12.

     On April 10, 2003, M&T Bank Corporation announced its results of operations for the fiscal quarter ending March 31, 2003. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99 hereto. This information is being furnished pursuant to Item 12 of Form 8-K and is being presented under Item 9 as provided in the Commission’s final rule; interim guidance regarding Form 8-K Item 11 and Item 12 filing requirements (Release No. 34-47583).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: April 10, 2003	By:	/s/ Michael P. Pinto

Michael P. Pinto Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99	News Release	Filed herewith.